THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102




                                          April 27, 2007





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


      Re:	The High Yield Income Fund, Inc. (the Fund)
      File No.:  811-05296


Ladies and Gentlemen:

      Please find enclosed the following items: (1) the Semi-Annual Report n Form N-SAR for the Fund for the six-month period ended February 28, 2007 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                          Very truly yours,


                              /s/Deborah A. Docs
                                          Deborah A. Docs
                                          Secretary and Chief Legal Officer

Enclosures



      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 17th day of April 2007.



THE HIGH YIELD INCOME FUND, INC.





Witness:/s/Glenda D. Noel			  By:/s/Deborah A. Docs
  	  Glenda D. Noel 			       Deborah A. Docs
						       Secretary and Chief Legal Officer